EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Crescent Financial Corporation and subsidiary

We consent to the use of our report dated March 13, 2006 on the consolidated financial statements included in the 2005 Annual Report on Form 10-K of Crescent Financial Corporation and subsidiary, incorporated by reference herein.

Raleigh, North Carolina

August 11, 2006